                                                                    EXHIBIT 99.1

News Release

           HEARTLAND PAYMENT SYSTEMS THIRD QUARTER NET INCOME UP 55%,
                        DILUTED EARNINGS PER SHARE UP 47%

                       Operating Margin Expands to 21.2%

PRINCETON, N.J., NOVEMBER 3, 2006 -- Heartland Payment Systems, Inc. (NYSE:
HPY), the nation's sixth largest provider of merchant acquiring services, today announced revenues for the quarter ended September 30, 2006 increased 29% to a record $293.8 million, compared to $228.1 million in the third quarter of 2005. The company's operating margin for the quarter expanded to a record high 21.2% of net revenues (defined as total revenues less interchange and dues and assessments), boosting operating income by 47% to $14.2 million from $9.7 million in the year earlier period. Net income for the three months was $10.1 million, or $0.25 per fully diluted share, increases of 55% and 47%, respectively, compared to net income of $6.5 million, or $0.17 per fully diluted share, in the third quarter of 2005. Net income in the third quarter of 2006 is based on an effective 29.6% tax rate as the result of a $1.5 million ($0.03 per diluted share) one-time adjustment to reflect a permanent reduction in the company's consolidated tax rate arising from an analysis of individual state tax rates. Net income in 2005 includes a net pre-tax benefit of $2.5 million, or $0.02 per diluted share, from other, non-operating income recognized in the quarter. Earnings per share in the third quarter of 2006 are based on a 3% higher average diluted share count than in the same period in 2005.

Robert Carr, Chairman and CEO, said, "Net income for the quarter rose by 55% as we continued to execute our winning formula of steady top line growth and improved operating efficiency. Merchant processing volumes for the quarter were another record as our base of installed merchants continues to grow at a better than 20% annual rate. The operating margin in the quarter was 21.2%, up both sequentially and on a year-over-year basis, reflecting the increasing proportion of merchants processing on our proprietary technology platforms. The conversion of virtually our entire card merchant portfolio processing and servicing to our back-end processing platform, "Passport," which is now complete, will provide lasting benefits of significant magnitude to operating margins. The successful implementation of this complex, state-of-the-art processing platform represents a tremendous accomplishment; however, we incurred significant costs in the third quarter to resolve certain outstanding issues related to this conversion. We believe those costs are behind us. On the front end, 80% of new card merchants installed and 66% of total transactions processed this quarter were on HPS Exchange."

Processing volume for the three months ended September 30, 2006 increased 26.4% to $11.7 billion from $9.3 billion during the same period in 2005, even though same store sales at our installed base rose only 3.5%, well below the company's historical experience. The Company's active merchant count rose to 133,000 at September 30, 2006, a 22% increase over the past twelve months and includes 129,100 of card processing merchants and 3,900 of payroll merchants.

NINE MONTH RESULTS

For the first nine months of fiscal 2006, revenues were $808.6 million, up 33% compared to $607.6 million for the first nine months of fiscal 2005. Net income for the first nine months of 2006 was $22.0 million, or $0.55 per fully diluted share, increases of 61% and 49%, respectively, compared to net income of $13.6 million, or $0.37 per fully diluted share in the first nine months of 2005. Earnings per share in the 2006 period are based on an 8% increase in the average diluted share count compared to the same period in 2005.

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Mr. Carr continued, "This quarter we introduced the Merchant Bill of Rights, ten fundamental rights to ensure reasonable credit and debit card processing costs, cutting-edge security and fair treatment for all small and mid-sized business owners. We also significantly strengthened and expanded our sales organization to 1,230 sales professionals at September 30, 2006. With the Merchant Bill of Rights articulating our Fair Deal philosophy and the continued growth of the industry's strongest sales force, we believe we are well-positioned to maintain our leadership and grow our market share among small and mid-sized merchants."

FULL YEAR 2006 GUIDANCE:

For the year, the company is raising its guidance, and now expects net revenue (total revenue less interchange, dues and assessments) to grow by 30% - 32%; operating income as a percentage of net revenue to be 18% - 20% on a pro forma basis, which excludes the $2 million interchange estimate change in the first quarter; a fourth quarter tax rate of 37.2% and a full year tax rate of 36.2%; and earnings per share of $0.76 - $0.80, which excludes only $0.04 per share of after-tax SFAS No. 123R stock-based compensation expense currently anticipated for fiscal 2006.

BOARD DECLARES QUARTERLY DIVIDEND

The Company also declared a quarterly dividend of $0.025 per common share. The dividend is payable to shareholders of record on November 24, 2006 and will be paid on December 15, 2006.

CONFERENCE CALL:

Heartland Payment Systems, Inc. will host a conference call on November 3, 2006 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. The conference call may be accessed by calling 973-582-2845 at 8:25 AM Eastern time on November 3, 2006. Please provide the operator with PIN number 8012942. The conference call will also be Web cast where it can be accessed on the investor relations portion of Heartland's website at www.heartlandpaymentsystems.com.

A digital replay of the conference call will be available within two hours of the conclusion of the call and will remain available through December 8, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN 8012942. The webcast will also be archived within two hours of the live call on the investor relations portion of the Company's website.

ABOUT HEARTLAND

Heartland Payment Systems, Inc. (HPS), a NYSE company trading under the symbol HPY, delivers credit/debit card processing and payroll solutions to 133,000 small to medium-sized merchants throughout the United States. HPS also provides additional services to its merchants such as gift and loyalty card programs, paper check authorization, and sells and rents point-of-sale devices and supplies.

With over 1,200 national sales professionals, HPS builds long-term business relationships in local sales territories providing merchants with enhanced technology tools that assist them in more effectively operating their businesses.

Heartland processed its first transaction in 1997, and, since 2000, has grown at a compound annual rate of more than 30% to become the sixth largest merchant processor in the United States and fifteenth largest merchant processor in the world. http://www.heartlandpaymentsystems.com

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FORWARD-LOOKING STATEMENTS:

This press release may contain statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning these factors is contained in the Company's Securities and Exchange Commission filings. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

CONTACT:
Paul Johnson or Joe Hassett
Gregory FCA
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-642-8253
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

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                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (unaudited)

                                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                        SEPTEMBER 30,
                                                        ------------------------------------  --------------------------------
                                                                2006              2005              2006               2005
                                                        ------------------  ----------------  ----------------  --------------
TOTAL REVENUES                                                $ 293,790        $ 228,092          $ 808,645         $ 607,648
                                                        ------------------  ----------------  ----------------  --------------
COSTS OF SERVICES:
   Interchange                                                  215,656          168,550            592,426           444,100
   Dues and assessments                                          10,920            8,624             29,732            22,938
   Processing and servicing                                      30,894           22,567             88,656            64,919
   Customer acquisition costs                                     8,774            7,037             25,269            20,278
   Depreciation and amortization                                  1,602            1,447              4,403             4,056
                                                        ------------------  ----------------  ----------------  --------------
     Total costs of services                                    267,846          208,225            740,486           556,291
General and administrative                                       11,699           10,169             35,489            28,448
                                                        ------------------  ----------------  ----------------  --------------
     Total expenses                                             279,545          218,394            775,975           584,739
                                                        ------------------  ----------------  ----------------  --------------
INCOME FROM OPERATIONS                                           14,245            9,698             32,670            22,909
                                                        ------------------  ----------------  ----------------  --------------
OTHER INCOME (EXPENSE):
   Interest income                                                  431              239              1,261               422
   Interest expense                                                (264)            (418)              (608)           (1,391)
   Fair value adjustment for warrants with mandatory
     redemption provisions                                           --           (2,620)                --            (2,912)
   Gain on settlement of financing arrangement                       --            5,140                 --             5,140
   Other, net                                                        --                4                831                11
                                                        ------------------  ----------------  ----------------  --------------
     Total other income (expense)                                   167            2,345              1,484             1,270
                                                        ------------------  ----------------  ----------------  --------------
Income before income taxes                                       14,412           12,043             34,154            24,179
Provision for income taxes                                        4,273            5,507             12,182            10,568
                                                        ------------------  ----------------  ----------------  --------------
NET INCOME                                                       10,139            6,536             21,972            13,611

INCOME ALLOCATED TO SERIES A SENIOR CONVERTIBLE
   PREFERRED STOCK                                                   --            1,326                 --             4,728
                                                        ------------------  ----------------  ----------------  --------------

Net income attributable to Common Stock                        $ 10,139          $ 5,210           $ 21,972           $ 8,883
                                                        ==================  ================  ================  ==============

EARNINGS PER COMMON SHARE:
   Basic                                                       $   0.27        $    0.21          $    0.61         $    0.46
   Diluted                                                     $   0.25        $    0.17          $    0.55         $    0.37

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   Basic                                                         36,939           24,995             36,096            19,331
   Diluted                                                       39,955           38,647             39,921            36,864

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                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (unaudited)

                                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                                         2006            2005
                                                                                    ---------------  --------------
ASSETS
Current assets:
    Cash and cash equivalents                                                             $ 23,251      $ 17,747
    Receivables, net                                                                        98,265        93,756
    Investments                                                                              2,522         2,141
    Inventory                                                                                2,360           714
    Prepaid expenses                                                                         1,427         1,979
    Current tax asset                                                                       23,786         1,602
    Current deferred tax assets, net                                                           806         1,492
                                                                                    ---------------  --------------
      Total current assets                                                                 152,417       119,431
Capitalized customer acquisition costs, net                                                 53,341        42,930
Deferred tax assets, net                                                                     4,059         3,477
Property and equipment, net                                                                 22,289        17,661
Goodwill and intangible assets                                                               1,767          --
Deposits and other assets                                                                      118           186
                                                                                    ---------------  --------------
    Total assets                                                                         $ 233,991     $ 183,685
                                                                                    ===============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Due to sponsor bank                                                                   $ 28,450      $ 34,530
    Accounts payable                                                                        28,127        25,339
    Current portion of accrued buyout liability                                             11,186        10,478
    Merchant deposits and loss reserves                                                      4,514         7,450
    Accrued expenses and other liabilities                                                   9,614         7,407
    Current portion of borrowings and financing arrangements                                   243           261
                                                                                    ---------------  --------------
      Total current liabilities                                                             82,134        85,465
Long-term portion of borrowings and financing arrangements                                    --             173
Long-term portion of accrued buyout liability                                               21,051        17,996
                                                                                    ---------------  --------------
    Total liabilities                                                                      103,185       103,634
                                                                                    ---------------  --------------

Commitments and contingencies (Note 11)                                                       --            --

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized; 38,193,179 and
    34,222,114 shares issued at September 30, 2006 and December 31, 2005;
    37,131,679 and 34,200,114 shares outstanding at September 30, 2006 and
    December 31, 2005                                                                           38            34
Additional paid-in capital                                                                 150,561        96,417
Accumulated other comprehensive loss                                                          (19)           (26)
Retained earnings (Accumulated deficit)                                                      5,165       (15,879)
Treasury stock, at cost (1,061,500 and 22,000 shares at September 30, 2006 and
    December 31, 2005)                                                                    (24,939)          (495)
                                                                                    ---------------  --------------
    Total stockholders' equity                                                             130,806        80,051
                                                                                    ---------------  --------------
    Total liabilities and stockholders' equity                                           $ 233,991     $ 183,685
                                                                                    ===============  ==============

                                                                          PAGE 5
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                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (In thousands)
                                   (unaudited)

                                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                                      --------------------------------
                                                                           2006             2005
                                                                      ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                 $ 21,972         $ 13,611
Adjustments to reconcile net income to net cash provided by
          operating activities:
    Amortization of capitalized customer acquisition costs                   25,758           17,842
    Other depreciation and amortization                                       5,537            4,062
    Stock-based compensation                                                    764               --
    Deferred taxes                                                              104            1,030
    Gain on settlement of financing arrangement                                  --           (5,140)
    Fair value adjustment for warrants with mandatory redemption                 --
          provisions                                                                           2,912
    Loss on disposal of property and equipment                                   --               33
Changes in operating assets and liabilities:
    Increase in receivables                                                  (3,500)         (10,027)
    Increase in inventory                                                      (546)            (662)
    Payment of signing bonuses, net                                         (23,934)         (14,723)
    Increase in capitalized customer acquisition costs                      (12,235)          (9,402)
    Decrease (increase) in prepaid expenses                                     544             (123)
    Decrease in deposits and other assets                                     5,474                1
    Excess tax benefits on options exercised under SFAS No. 123R            (27,661)              --
    (Decrease) increase in due to sponsor bank                               (6,081)           4,092
    Increase (decrease) in accounts payable                                   1,913           (2,507)
    Increase in accrued expenses and other liabilities                        2,178              197
    (Decrease) increase in merchant deposits and loss reserves               (2,936)           1,191
    Payouts of accrued buyout liability                                      (7,983)         (11,420)
    Increase in accrued buyout liability                                     11,746           11,838
                                                                      ---------------   --------------
Net cash (used in) provided by operating activities                          (8,886)           2,805
                                                                      ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments                                                      (1,061)            (410)
Maturities of investments                                                       687              166
Acquisition of business, net of cash acquired                                (3,453)              --
Proceeds from disposal of property and equipment                                 --               27
Purchases of property and equipment                                          (9,603)          (9,274)
                                                                      ---------------   --------------
Net cash used in investing activities                                        (13,430)         (9,491)
                                                                      ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on borrowings and financing arrangements                    (192)          (7,459)
Proceeds from exercise of stock options                                      25,723            6,430
Proceeds from sale of common stock                                               --           41,712
Excess tax benefits on options exercised under SFAS No. 123R                 27,661               --
Repurchase of common stock                                                  (24,444)              --
Dividends paid on common stock                                                 (928)              --
                                                                      ---------------   --------------
Net cash provided by financing activities                                    27,820           40,683
                                                                      ---------------   --------------

Net increase in cash and cash equivalents                                     5,504           33,997
Cash and cash equivalents at beginning of year                               17,747           13,237
                                                                      ---------------   --------------
Cash and cash equivalents at end of period                                 $ 23,251         $ 47,234
                                                                      ===============   ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
     Interest                                                              $    611         $  1,339
     Income taxes                                                             6,604           11,312

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